EXHIBIT 23.01
CONSENT OF INDEPENDENT AUDITORS
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 29, 2006, with respect to the financial statements of Micromet AG included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-131817) and related Prospectus of CancerVax Corporation for the registration of up to 69,458,195 shares of its common stock.
Munich, March 29, 2006

Ernst & Young AG Wirtschaftsprufungsgesellschaft

G. von Borries	Dr. E. Napolitano
German Public Auditor	German Public Auditor